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                                                                     EXHIBIT 5.1

                               September 21, 2000

New Valley Corporation
100 S.E. Second Street, 32nd Floor
Miami, Florida  33131

RE:      OFFERING OF SHARES PURSUANT TO
         REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

         I have acted as counsel to New Valley Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration by the Company of 2,700,000 of its Common Shares, $.01 par value per share (the "Shares"), issuable from time to time upon the exercise of stock options (the "Options") granted or to be granted to employees of the Company and its subsidiaries pursuant to the Company's 2000 Long-Term Incentive Plan (the "Stock Plan") and to directors of the Company pursuant to the Non-Employee Directors Stock Option Program (the "Directors' Program").

         In so acting, I have examined originals, or copies certified or otherwise identified to my satisfaction, of (a) the Amended and Restated Certificate of Incorporation and By-Laws of the Company as currently in effect,
(b) the Registration Statement, (c) the Stock Plan and Directors' Program pursuant to which the Options were or will be granted, which plans are included as exhibits to the Registration Statement, (d) certain resolutions adopted by the Board of Directors of the Company, and (e) such other documents, records, certificates and other instruments of the Company as in my judgment are necessary or appropriate for purposes of this opinion.

         Based on the foregoing, I am of the following opinion:

         1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

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New Valley Corporation
September 21, 2000
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         2. The Shares have been duly authorized by the Company and, when issued pursuant to the Stock Plan or the Directors' Program, will be duly and validly issued and will be fully paid and non-assessable.

         I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                       Very truly yours,

                                                       /s/ RICHARD J. LAMPEN
                                                       ----------------------
                                                       Richard J. Lampen
                                                       Executive Vice President
                                                         and General Counsel

RJL/smg

Enclosure